                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 BE FREE, Inc.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                                 BE FREE, INC.
                             154 CRANE MEADOW ROAD
                       MARLBOROUGH, MASSACHUSETTS 01752

                                                                  April  , 2000

Dear Be Free, Inc. Stockholder:

   You are cordially invited to attend the 2000 Annual Meeting of Stockholders (the "Meeting") of Be Free, Inc., which will be held at the offices of Hale and Dorr LLP, 60 State Street, 26th floor, Boston, Massachusetts 02109, on Thursday, May 25, 2000, at 10:00 a.m. local time. I look forward to greeting as many of our stockholders as possible.

   Details of the business to be conducted at the Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

   Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed envelope so that your shares will be represented at the Meeting. Alternatively, you may also vote your shares over the Internet. Please refer to the enclosed proxy card for detailed instructions. If you so desire, you may withdraw your proxy and vote in person at the Meeting.

   We look forward to meeting those of you who will be able to attend the Meeting.

                                          Sincerely,

                                          Gordon B. Hoffstein
                                          Chairman of the Board, President and
                                           Chief Executive Officer

                                 BE FREE, INC.
                             154 CRANE MEADOW ROAD
                       MARLBOROUGH, MASSACHUSETTS 01752

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, MAY 25, 2000

                               ----------------

To the Stockholders of Be Free, Inc.:

   NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Meeting") of Be Free, Inc., a Delaware corporation (the "Company"), will be held at the offices of Hale and Dorr LLP, 60 State Street, 26th floor, Boston, Massachusetts 02109, on Thursday, May 25, 2000, at 10:00 a.m. local time, for the following purposes:

  1.  To elect three Class I Directors.

  2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock authorized for issuance thereunder from 75,000,000 to 250,000,000 shares.

  3. To approve (a) the continuance of the Company's 1998 Stock Incentive Plan, as amended (the "1998 Stock Incentive Plan") and (b) an amendment to 1998 Stock Incentive Plan to provide for automatic annual increases in the number of shares authorized for issuance thereunder.

  4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

  5. To transact such other business, if any, as may properly come before the Meeting or any adjournments thereof.

   The Board of Directors has no knowledge of any other business to be transacted at the Meeting. Only stockholders of record at the close of business on Monday, March 27, 2000 are entitled to notice of, and to vote at, the Meeting and any adjournments thereof. A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement. All stockholders are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors

                                          Gordon B. Hoffstein, Secretary
Marlborough, Massachusetts
April  , 2000

   Whether or not you expect to attend the Meeting, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. No postage is required if mailed in the United States. You may also vote over the Internet using the instructions on the enclosed proxy card. Any stockholder attending the Meeting may vote in person even if that stockholder has returned a proxy.


 YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, PLEASE VOTE OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

                                 BE FREE, INC.
                             154 CRANE MEADOW ROAD
                       MARLBOROUGH, MASSACHUSETTS 01752

                               ----------------

                                PROXY STATEMENT
                    For the Annual Meeting of Stockholders
                          To Be Held on May 25, 2000

                               ----------------

General

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Be Free, Inc., a Delaware corporation (the "Company"), for use at the Company's 2000 Annual Meeting of Stockholders (the "Meeting") to be held at the offices of Hale and Dorr LLP, 60 State Street, 26th Floor, Boston, Massachusetts 02109, on Thursday, May 25, 2000, at 10:00 a.m. local time, and at any meeting following adjournment thereof. The Notice of Annual Meeting, this Proxy Statement, the accompanying proxy card and the Company's Annual Report to Stockholders for the year ended December
31, 1999 are being mailed to stockholders on or about April   , 2000. The
Company's principal executive offices are located at 154 Crane Meadow Road, Marlborough, Massachusetts 01752 and its telephone number is (508) 357-8888.

   All share numbers and share prices provided in this Proxy Statement have been adjusted to reflect all stock splits effected prior to the date hereof.

Solicitation

   The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of Common Stock held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. In addition to original solicitation of proxies by mail, the Company's directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

Record Date, Voting Rights and Outstanding Shares

   The Board of Directors (the "Board") has fixed Monday, March 27, 2000 as the record date for determining holders of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), who are entitled to vote at the Meeting. As of March 27, 2000, the Company had 60,713,960 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the record holder to one vote on each matter to be voted upon at the Meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting will constitute a quorum at the Meeting. Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting.

   The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required to approve the amendment to the Company's Amended and Restated Certificate of Incorporation, the continuance of, and amendment to, the 1998 Stock Incentive Plan, and to ratify the appointment of the Company's independent auditors.

   Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting for the election of directors, which requires the affirmative vote of a plurality of the votes cast or shares voting on the matter. In addition, abstentions and broker non-votes will have no effect on the voting on the remaining matters to be voted on at the Meeting, each of which requires the affirmative vote of a majority of the votes cast or shares voting on the matter.

   Stockholders may vote by any one of the following means:

  . By mail;

  . Over the Internet; or

  . In person, at the Meeting.

   To vote by mail, sign, date and complete the enclosed proxy card and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. Instructions for voting over the Internet can be found on your proxy card. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

Revocability of Proxy and Voting of Shares

   Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 154 Crane Meadow Road, Marlborough, Massachusetts 01752, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the Meeting and voting in person. If not revoked, the proxy will be voted at the Meeting in accordance with the stockholder's instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted:

  .  FOR the election of three Class I Director nominees named herein;

  . FOR the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation;

  . FOR the continuance of, and amendment to, the Company's 1998 Stock Incentive Plan;

  . FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year; and

  . In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Meeting or any adjournments thereof.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2000 by:

  . each person we know to own beneficially more than 5% of our common stock;

  . each of our directors and named executive officers; and

  . all directors and executive officers as a group.

   Unless otherwise indicated, each person named in the table has sole voting power and investment power, or shares this power with his or her spouse, with respect to all shares of capital stock listed as owned by such person. The address of each of our executive officers and directors is c/o Be Free, Inc., 154 Crane Meadow Road, Marlborough, Massachusetts 01752.

   The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days after March 31, 2000 through the exercise of any stock option or other right. The fact that we have included these shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of the shares.

                                                           Amount and Nature of
                                                                Beneficial
                                                               Ownership(1)
                                                           ---------------------
                                                           Number of  Percent of
Name and Address of Beneficial Owner                         Shares     Class
------------------------------------                       ---------- ----------
Five Percent Stockholders:
Charles River Ventures(1).................................  7,851,578   12.13%
Matrix Partners(2)........................................  7,801,852   12.05%
Highland Capital Partners(3)..............................  5,070,138    7.83%

Directors and Named Executive Officers:
Thomas A. Gerace..........................................  3,406,090    5.26%
Samuel P. Gerace, Jr......................................  3,406,090    5.26%
Gordon B. Hoffstein(4)....................................  3,722,856    5.75%
Ted R. Dintersmith(5).....................................  7,893,610   12.20%
W. Michael Humphreys(6)...................................  7,840,344   12.11%
Daniel Nova(7)............................................  5,070,138    7.83%
Jeffrey Rayport(8)........................................    114,858       *
Kathleen L. Biro..........................................        --      --
Ellen M. Brezniak(9)......................................    236,198       *
W. Blair Heavey(10).......................................    380,379       *
All directors and executive officers as a group
 (13 persons)(11)......................................... 32,923,255   50.69%

--------
*   Less than 1%

(1) Includes 142,698 shares owned by Charles River VIII-A, LLC, of which Charles River VII Friends, Inc. is the manager, of which Ted R. Dintersmith is an officer and 7,708,880 shares owned by Charles River Partnership VIII, a Limited Partnership, of which Charles River VIII GP is the general partner, of which Ted R. Dintersmith is a general partner. The address of Charles River VII Friends, Inc. and Charles River VIII GP is 1000 Winter Street, Suite 3300, Waltham, MA 02451.
(2) Includes 7,021,664 shares owned by Matrix Partners V, L.P., of which Matrix V Management Co., LLC is a general partner. Includes 780,188 shares owned by Matrix V Entrepreneurs' Fund IV, LP, of which Matrix V Management Co., LLC is a general partner. Mr. Humphreys is a general partner of Matrix V Management Co., LLC. The address of Matrix V Management Co., LLC is 1000 Winter Street, Suite 4500, Waltham, MA 02451.
(3) Includes 4,867,332 shares owned by Highland Capital Partners IV, LP. Includes 202,806 shares owned by Highland Entrepreneurs' Fund IV, LP, an affiliate of Highland Capital Partners IV, LP. The address of Highland Capital Partners IV, LP and Highland Entrepreneurs' Fund IV, LP is Two International Place, Boston, MA 02110.
(4) Excludes 31,000 shares held by the Hoffstein Family Trust for the benefit of Mr. Hoffstein's children. Mr. Hoffstein disclaims any beneficial ownership of the shares held by the trust.
(5) Mr. Dintersmith, a member of the board of directors, is a general partner of Charles River VIII GP, the general partner of Charles River Partnership VIII, LP, and an officer of Charles River VII Friends, Inc., the manager of Charles River VIII-A, LLC, and may be deemed to have beneficial ownership of 7,851,578 shares. Mr. Dintersmith has shared voting power with respect to these shares and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the shares. Excludes

    24,348 shares owned by the Dintersmith Family Limited Partnership. Mr. Dintersmith disclaims any beneficial ownership of the shares held by the Dintersmith Family Limited Partnership.
(6) Mr. Humphreys, a member of the board of directors, is a general partner of Matrix V Management Co., LLC, the general partner of both Matrix Partners V, L.P. and Matrix V Entrepreneurs' Fund and may be deemed to have beneficial ownership of 7,801,852 shares. Mr. Humphreys has shared voting and investment power over these shares and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the shares.
(7) Mr. Nova, a member of the board of directors, is a managing member of Highland Management Partners IV, LLC, the general partner of Highland Capital Partners IV, LP and a managing member of Highland Entrepreneurs' Fund IV, LLC, the general partner of Highland Entrepreneurs' Fund IV, LP and may be deemed to have beneficial ownership of 5,070,138 shares. Mr. Nova has shared voting and investment power over these shares and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the shares.
(8) Includes 26,560 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 31, 2000.
(9) Includes 19,346 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 31, 2000.
(10) Includes 113,122 shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days after March 31, 2000.
(11) Includes 221,976 shares issuable upon the exercise of options granted under the 1998 Stock Incentive Plan that are currently exercisable or exercisable within 60 days after March 31, 2000.

                                  PROPOSAL I

                             ELECTION OF DIRECTORS

   The current Board is divided into three classes. A class of directors is elected each year for a three-year term. The current term of the Company's Class I Directors will expire at this Meeting. The nominees for Class I Director are W. Michael Humphreys and Kathleen L. Biro, each of whom currently serve as Class I Directors of the Company and are available for re-election as Class I Directors. The Class I Directors elected at this Meeting will serve for a term of three years which will expire at the Company's 2003 Annual Meeting of Stockholders and until their successors are elected and qualified. The persons named as proxies will vote for W. Michael Humphreys and Kathleen
L. Biro for election to the Board as Class I Directors unless the proxy card is marked otherwise.

   Each of the nominees has indicated his or her willingness to serve, if elected; however, if any nominee should be unable to serve, the persons named as proxies may vote the proxy for a substitute nominee. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

  The Board of Directors recommends that the stockholders vote FOR the Nominees listed below.

   Biographical and certain other information concerning the directors of the Company, including those who are nominees for re-election, is set forth below:

Class I Nominees for Election for a Three-Year Term Expiring at the 2003 Annual Meeting

   W. Michael Humphreys, age 48. W. Michael Humphreys has been a director since August 1998. Mr. Humphreys has been a partner of Matrix Partners, a private venture capital firm, since 1979. He received a B.S. from the University of Oregon and an M.B.A. from Harvard Business School.

   Kathleen L. Biro, age 47. Kathleen L. Biro has been a director since January 2000. Since 1991, Ms. Biro has been employed by Digitas Inc., an Internet professional services firm, in a variety of capacities, including since December 1999 as its President and a director and as Vice Chairman since April 1999. Ms. Biro co-founded Strategic Interactive Group, an interactive advertising firm and predecessor to Digitas, and served as its Chief Executive Officer from its founding in April 1995 to December 1999. Ms. Biro also serves on the board of directors of NetGenesis Corp. She holds a B.S. and an M.S. in Educational Administration from New York University and an M.B.A. in Marketing and Finance from the Columbia University Graduate School of Business.

Class II Directors Continuing in Office until the 2001 Annual Meeting

   Ted R. Dintersmith, age 47. Ted R. Dintersmith has been a director since August 1998. Since February 1996, he has been a General Partner of Charles River Partnership VIII, a private venture capital firm. Prior to his association with Charles River, he was a General Partner of Aegis Management Corporation, a venture capital firm. Mr. Dintersmith is a director of Flycast Communications Corporation, an Internet advertising company. Mr. Dintersmith holds a B.A. degree in Physics and English from the College of William and Mary and a Ph.D. in Engineering from Stanford University.

   Jeffrey F. Rayport, age 40. Jeffrey F. Rayport has been a director since December 1998. He has been a faculty member at Harvard Business School in the Service Management Unit since 1991. He is currently on leave from Harvard and is working at Monitor Company, a management consulting firm, as the founder and executive director of Monitor Marketplace Center, an e-commerce research and media unit established in 1998. Dr. Rayport is a director of Global Sports, Inc., a sporting goods company, and Agency.com, Ltd., a provider of Internet professional services. Dr. Rayport earned an A.B., A.M. and Ph.D. from Harvard University and an M. Phil. from the University of Cambridge (U.K.).

Class III Directors Continuing in Office until the 2002 Annual Meeting

   Gordon B. Hoffstein, age 47. Gordon B. Hoffstein has been our Chief Executive Officer and a director since August 1998, and was elected Chairman of the Board of Directors in January 2000. From October 1991 to April 1997, he was a co-founder and the Chief Executive Officer of PCs Compleat, Inc., a direct marketer of PCs and related products now known as CompUSA Direct. From February 1991 to June 1991, he was Chief Executive Officer of Edsun Laboratories, a semiconductor designer. He was a co-founder and the Chief Executive Officer of Microamerica, Inc., a distributor of computer hardware and software products, from November 1979 to May 1990. He currently serves as a director of various private companies. Mr. Hoffstein earned a B.S. from the University of Massachusetts and an M.B.A. from Babson College.

   Samuel P. Gerace, Jr., age 36. Samuel P. Gerace, Jr. has been our Executive Vice President, Research & Technology and a director since August 1998. He was a founder of and has been involved in managing our business since the inception of one of our affiliated companies in September 1985. Mr. Gerace holds an A.B. from Harvard College. Samuel P. Gerace, Jr. is the brother of Thomas A. Gerace.

Board and Committee Meetings

   During the fiscal year ended December 31, 1999 ("fiscal 1999"), the Board of Directors held seven meetings (including by telephone conference). During fiscal 1999, all directors attended at least 75% of the meetings of the Board and of the committees on which they served.

   The Board of Directors has an Audit Committee and a Compensation Committee. From time to time during 1999, the Board created various ad hoc committees for special purposes.

   The Audit Committee consists of Messrs. Dintersmith, Nova and Rayport, none of whom is an employee or consultant of the Company. The Audit Committee reviews the professional services provided by the Company's independent auditors, the independence of such auditors from the Company's management and the Company's annual financial statements and system of internal accounting controls. The Audit Committee also reviews such other matters with respect to the Company's accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee was created in September 1999 and did not hold any meetings prior to December 31, 1999.

   The Compensation Committee consists of Messrs. Dintersmith, Humphreys and Nova, none of whom is an employee or consultant of the Company. The Compensation Committee reviews executive salaries, administers the Company's bonus, incentive compensation and stock plans, and approves the salaries and other benefits of the executive officers of the Company. In addition, the Compensation Committee consults with the Company's management regarding the Company's benefit plans and compensation policies and practices. The Compensation Committee was created in September 1999 and did not hold any meetings prior to December 31, 1999.

Director Compensation

   We have no present plans to pay cash compensation to directors but intend to reimburse directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or committees of the Board. In December 1998, we granted Mr. Rayport an option under the 1998 Stock Incentive Plan to purchase 75,000 shares of common stock at $0.15 per share that vests over four years and a fully vested option to purchase 75,000 shares of common stock at $1.10 per share. In January 2000, we granted Ms. Biro an option under the 1998 Stock Incentive Plan to purchase 160,000 shares of common stock at $34.00 per share that vests over three years. In addition, we may issue additional options to directors under our 1998 Stock Incentive Plan, which options would vest and become exercisable over time.

Executive Compensation

   The following table sets forth the total compensation earned by our chief executive officer and each of the four most highly compensated other executive officers who received annual compensation in excess of $100,000 for the year ended December 31, 1999, collectively referred to below as the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life, or other benefits which are available to all of our salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table. In the table below, columns required by the regulations of the Securities and Exchange Commission have been omitted where no information was required to be disclosed under those columns.

                          Summary Compensation Table

                                              Annual             Long Term
                                           Compensation        Compensation
                                         ----------------- ---------------------
                                                           Restricted Securities
                                                             Stock    Underlying
Name of Executive                   Year  Salary   Bonus     Awards    Options
-----------------                   ---- -------- -------- ---------- ----------
Gordon B. Hoffstein................ 1999 $165,000 $ 63,397 $      --       --
 President, Chief Executive Officer 1998   49,574   16,859  1,083,495      --
 and Chairman of the Board of
  Directors

Samuel P. Gerace, Jr. ............. 1999 $115,000 $ 18,126        --       --
 Executive Vice President, Research 1998   19,906      --         --       --
  &
 Technology and Director

Thomas A. Gerace................... 1999 $115,000 $ 23,914        --       --
 Executive Vice President,          1998   77,823      --         --       --
 Business Development

Ellen M. Brezniak.................. 1999 $125,000 $ 16,173 $      --    75,000
 Vice President, Product Marketing  1998   19,906      --      81,262   77,392

W. Blair Heavey.................... 1999 $135,000 $163,992 $      --       --
 Vice President, Sales              1998   26,380      --     116,666  285,806


Option Grants In Fiscal Year 1999

   The following table sets forth each grant of stock options during the fiscal year ended December 31, 1999 to each of the Named Executive Officers. No stock appreciation rights were granted during such fiscal year.


                                      Individual Grants                 Potential Realizable
                         --------------------------------------------     Value at Assumed
                                     Percent of                            Annual Rates of
                         Number of  Total Options                            Stock Price
                         Securities  Granted to                           Appreciation for
                         Underlying Employees in                           Option Term(3)
                          Options    Fiscal Year  Exercise Expiration -------------------------
                          Granted      1999(1)    Price(2)    Date       5%      10%
                         ---------- ------------- -------- ---------- -------- --------
Gordon B. Hoffstein.....      --          --         --         --      --       --
Samuel P. Gerace, Jr. ..      --          --         --         --      --       --
Thomas A. Gerace........      --          --         --         --      --       --
Ellen M. Brezniak.......   75,000       3.25%      $1.40    7/18/09   $171,034 $272,343
W. Blair Heavey.........      --          --         --         --      --       --

                       Option Grants In Last Fiscal Year
--------
(1) Based on options to purchase an aggregate of 2,310,442 shares granted to our employees under the 1998 Stock Incentive Plan during the year ended December 31, 1999.

(2) The exercise price was equal to the fair market value of our common stock as valued by the board of directors on the date of grant.
(3) The potential realizable value is calculated based on the term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

1999 Aggregated Option Exercises and Fiscal Year-End Option Values

   The following table sets forth for each of the Named Executive Officers options exercised and the number and value of securities underlying unexercised options that are held by the Named Executive Officers as of December 31, 1999.

                Aggregated Option Exercises In Last Fiscal Year
                       and Fiscal Year-end Option Values

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                                                     Options at          In-the-Money Options at
                           Shares                 December 31, 1999       December 31, 1999(1)
                          Acquired    Value   ------------------------- -------------------------
                         on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
                         ----------- -------- ----------- ------------- ----------- -------------
Gordon B. Hoffstein.....      --        --         --            --            --           --
Samuel P. Gerace, Jr. ..      --        --         --            --            --           --
Thomas A. Gerace........      --        --         --            --            --           --
Ellen M. Brezniak.......    9,674    $346,208   11,286       131,432    $  403,898   $4,609,873
W. Blair Heavey.........      --        --      83,360       202,446    $2,983,246   $7,245,036

--------
(1) On December 31, 1999, the last sale price reported on the Nasdaq National Market for our common stock was $35.94 per share.

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

   The Company's executive compensation program is administered by the Compensation Committee. The Compensation Committee, which is comprised of three outside directors, establishes and administers the Company's executive compensation policies and plans and administers the Company's stock option and other equity-related employee compensation plans. The Compensation Committee considers internal and external information in determining certain executive officers' compensation, including outside survey data.

Compensation Philosophy

   The Company's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Company's stockholders. The compensation policies are designed to achieve the following objectives:

  . Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term stockholder value.

  . Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of stockholder value.

  . Further the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

Compensation Program

   The Company's executive compensation program has three major integrated components, base salary, annual incentive awards and long term incentives.

   Base Salary. Base salary levels for executive officers are determined annually by reviewing the pay practices of Internet companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of the Company. Samuel P. Gerace, Jr. and Thomas A. Gerace have employment agreements with the Company which provide for annual base salary of not less than $110,000. Overall, the Company believes that base salaries for its executive officers are competitive with median base salary levels for similar positions in comparable Internet companies.

   Annual Incentive Awards. The Company's executive officers are eligible to receive annual cash bonus awards designed to motivate executives to attain short-term and longer-term corporate and individual management goals. The Compensation Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. Awards under this program are based on the attainment of specific company performance measures and by the achievement of specified individual objectives and the degree to which each executive officer contributes to the overall success of the Company and the management team. For 1999, these bonuses were based on sales growth, the successful execution of the Company's strategies and other individual objectives, thus establishing a direct link between executive pay and Be Free's growth.

   Long-Term Incentives. The Compensation Committee believes that stock options are an excellent vehicle for compensating its officers and employees. The Company provides long-term incentives through its 1998 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan, the purposes of which are to create a direct link between executive compensation and increases in stockholder value. Stock options are granted at fair market value and vest in installments, generally in 36 monthly installments after the vesting of the first 25% which occurs upon the one-year anniversary of the grant. When determining option awards for an executive officer, the Compensation Committee considers the executive's current contribution to the Company's performance, the anticipated contribution to meeting the Company's long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon a increase in the price of the Company's common stock, this portion of the executive's compensation is directly aligned with an increase in stockholder value.

Chairman of the Board of Directors, President and Chief Executive Officer

   Mr. Hoffstein's base salary, annual incentive award and long-term incentive compensation are determined by the Compensation Committee based upon the same factors as those employed by the Compensation Committee for executive officers generally. Mr. Hoffstein's current annual base salary is $250,000, subject to annual review and increase by the Board of Directors of the Company. As of December 31, 1999, Mr. Hoffstein beneficially owned 3,722,856 shares of Common Stock.

Section 162(m) Limitation

   Section 162(m) of the Internal Revenue Code of 1986, as amended (the"Code"), disallows a deduction to public companies for compensation over $1,000,000 paid to the company's chief executive officer and four most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Having considered the requirements of Section 162(m) of the Code, the Compensation Committee believes that grants made pursuant to the Company's 1998 Stock Incentive Plan meet such requirements and are, therefore, exempt from the limitations on deductibility. Historically, the compensation of each executive officer has been well below the $1,000,000 limit. The Compensation Committee's present intention is to structure its stock option grants and certain other equity-based awards in a manner that complies with Section 162(m) of the Code unless the Compensation Committee believes that such compliance would not be in the best interest of the Company or its stockholders.

                                          COMPENSATION COMMITTEE

                                          Ted R. Dintersmith
                                          W. Michael Humphreys
                                          Daniel J. Nova

Employment Agreements and Severance and Change of Control Arrangements

   On August 28, 1998 we entered into employment agreements with Samuel P. Gerace, Jr. and Thomas A. Gerace that provide for an annual base salary of not less than $110,000 and annual merit bonuses as may be determined by the Board of Directors. These agreements contain customary noncompetition and nonsolicitation provisions, and have an initial term of two years with a one year renewal subject to the parties' agreement.

Certain Relationships and Related Transactions

   The share information provided below retroactively gives effect to our 2-for-1 common stock split effectuated on March 8, 2000. Upon the consummation of our initial public offering in November 1999, all then outstanding shares of, and warrants to purchase, preferred stock converted on a 1-for-1 basis into shares of, or warrants to purchase, common stock, respectively.

Preferred Stock and Related Transactions

   Sale of Preferred Stock. We sold preferred stock pursuant to the following transactions:

  . On August 28, 1998, we sold an aggregate of 10,500,000 shares of Series A preferred stock at a price of $1.00 per share and issued warrants to purchase 3,465,000 shares of common stock at an exercise price of $1.50 per share.

  . On September 29, 1998, we sold 100,000 shares of Series A preferred stock at a price of $1.00 per share and issued a warrant to purchase 33,000 shares of common stock at an exercise price of $1.50 and warrants to purchase up to 700,000 shares of Series A preferred stock at an exercise price of $1.00 per share; and

  . On March 31, 1999, we sold an aggregate of 13,196,522 shares of Series B preferred stock at a price of $1.89443 per share.

   The following directors, executive officers, holders of more than 5% of a class of voting securities and members of that person's immediate family purchased these shares or received these warrants to purchase common stock or Series A preferred stock.

                                                           Warrants to
                                     Shares of Warrants to  Purchase   Shares of
                                     Series A   Purchase    Series A   Series B
                                     Preferred   Common     Preferred  Preferred
Purchaser(1)                           Stock      Stock       Stock      Stock
------------                         --------- ----------- ----------- ---------
Gordon B. Hoffstein(2)..............   500,000    165,000       --           --
Charles River Partnership(2)(3)..... 5,000,000  1,650,000       --     2,322,598
Highland Capital(2)(4)..............       --         --        --     5,070,139
Matrix Partners(2)(5)............... 5,000,000  1,650,000       --     2,322,598

--------
(1) See Notes to Table of Beneficial Ownership in "Security Ownership of Certain Beneficial Owners and Management" for information relating to the beneficial ownership of the referenced shares.
(2)  A holder of more than 5% of our common stock.
(3) Of the securities listed, Charles River Partnership VIII acquired 4,909,475 shares of Series A preferred stock, warrants to purchase 1,620,126 shares of common stock and 2,280,547 shares of Series B preferred stock, and Charles River VIII-A acquired 90,525 shares of Series A preferred stock, warrants to purchase 29,872 shares of common stock and 42,051 shares of Series B preferred stock. Mr. Dintersmith, a director of Be Free, is a general partner of Charles River Partnership VIII, the general partner of Charles River Partnership VIII, L.P. and an officer of Charles River VII Friends, Inc., the manager of Charles River VIII-A, LLC.
(4) Of the securities listed, Highland Capital Partners IV acquired 4,867,333 shares of Series B preferred stock and Highland Entrepreneurs' Fund IV owns 202,806 shares of Series B preferred stock. Mr. Nova, a director of Be Free, is a managing member of Highland Management Partners IV, LLC, the general partner of Highland Capital Partners IV, LP and a managing member of Highland Entrepreneurs' Fund IV LLC, the general partner of Highland Entrepreneurs' Fund IV, LP.
(5) Of the securities listed above, Matrix Partners V, L.P. acquired 4,500,000 shares of Series A preferred stock, warrants to purchase 1,485,000 shares of common stock and 2,090,338 shares of Series B preferred stock, and Matrix V Entrepreneurs Fund, L.P. acquired 500,000 shares of Series A preferred stock, warrants to purchase 165,000 shares of common stock and 232,260 shares of Series B preferred stock. Mr. Humphreys, a director of Be Free, is a general partner of Matrix V Management Co., LLC, the general partner of both Matrix Partners V, L.P. and Matrix V Entrepreneurs' Fund.

   In connection with the sale of Series A preferred stock, the following transactions also occurred which involved executive officers, directors and/or holders of more than 5% of a class of voting securities, including persons and entities related to those listed:

   Contribution Transactions. Samuel P. Gerace, Jr., a director and executive officer, Thomas A. Gerace, an executive officer, their father Samuel P. Gerace, Sr. and a limited partnership for the benefit of members of the Gerace family, contributed to us shares of affiliated companies under common control and management, in exchange for shares of our common stock, as follows:

                                                                        Shares
      Contributor                                                      Received
      -----------                                                      ---------
      Samuel P. Gerace, Jr. .......................................... 4,895,956
      Samuel P. Gerace, Sr. ..........................................   317,034
      Gerace Family L.P. ............................................. 6,210,838
      Thomas A. Gerace................................................ 4,895,956

   Redemption of Shares of Freedom of Information. On August 28, 1998, Be Free redeemed for a price of $1.00 per share a portion of the outstanding common stock, including the following shares of its common stock from executive officers of Be Free, including related persons and entities, as well as other stockholders of Be Free:

                                                            Number of  Purchase
      Seller                                                 Shares     Price
      ------                                                --------- ----------
      Samuel P. Gerace, Jr. ............................... 1,002,202 $1,002,202
      Samuel P. Gerace, Sr. ...............................   189,047    189,047
      Gerace Family L.P. .................................. 3,703,528  3,703,528
      Thomas A. Gerace..................................... 1,002,202  1,002,202

   Be Free paid the purchase price for the redeemed shares by issuing a promissory note, which was paid in full on August 28, 1998 with a portion of the proceeds from the sale of the Series A preferred stock.

   Transfer Agreement. On August 28, 1998, the following executive officers, including related persons and entities, of Be Free transferred shares of common stock to a group of employees and advisors, including 48,084 shares to Kristin
L. Gerace, who is the sister of Samuel P. Gerace, Jr. and Thomas A. Gerace, and 13,298 shares to Jeffrey Rayport, a director of Be Free, in consideration for services rendered to us.

                                                                      Number of
                                                                       Shares
      Transferor                                                     Transferred
      ----------                                                     -----------
      Gerace Family L.P. ...........................................   683,192
      Samuel P. Gerace, Jr. ........................................   538,554
      Thomas A. Gerace..............................................   538,554
      Samuel P. Gerace, Sr. ........................................    34,874

Restricted Stock Awards

   On December 30, 1998 Gordon B. Hoffstein, President and Chief Executive Officer, and Stephen M. Joseph, Chief Financial Officer, purchased restricted stock under the 1998 Stock Incentive Plan. Mr. Hoffstein purchased 3,095,700 shares of common stock and Mr. Joseph purchased 696,532 shares of common stock each at a purchase price of $0.15 per share.

   Mr. Joseph paid for this restricted stock by paying $26,119 and by executing a promissory note in the amount of $78,360 in favor of Be Free. The note is due on June 30, 2003 and accrues interest at 7% per annum. The terms of the note provide that interest accrues beginning on January 1, 1999, and payments of interest commence on July 15, 1999. As of December 31, 1999, $78,360 in principal was outstanding with respect to Mr. Joseph's promissory note.

Recent Warrant Exercises

   On November 11, 1999, Charles River Partnership VIII and Charles River VIII-A, which are affiliated with Ted R. Dintersmith, acquired an aggregate of 1,649,998 shares of common stock through the exercise of warrants to purchase 1,649,998 shares at $1.50 per share originally granted in August 1998.

   On January 18, 2000, Gordon B. Hoffstein acquired 158,156 shares of common stock through the cashless exercise of warrants to purchase 165,000 shares at $1.50 per share originally granted in August 1998.

   On February 25, 2000, Matrix Partners V, L.P. and Matrix V Entrepreneurs Fund, L.P., which are affiliated with W. Michael Humphreys, acquired an aggregate of 1,600,826 shares of common stock through the cashless exercise of warrants to purchase 1,650,000 shares at $1.50 per share originally granted in August 1998.

Other

   On August 28, 1998 Be Free entered into employment agreements with Samuel
P. Gerace, Jr. and Thomas A. Gerace that provide for an annual base salary of not less than $110,000 and annual merit bonuses as may be determined by the Board of Directors. These agreements contain customary noncompetition, confidentiality and nonsolicitation provisions, and have an initial term of two years with a one year renewal subject to the parties' agreement.

   Be Free is a party to indemnification agreements with Ted R. Dintersmith, Samuel P. Gerace, Jr., W. Michael Humphreys and Daniel J. Nova pursuant to which it has agreed to indemnify these directors to the fullest extent possible under Delaware Law from liabilities arising out of their respective service as directors of Be Free.

Stock Performance Graph

   The graph below compares the cumulative total stockholder return of the Company's Common Stock from November 3, 1999 through December 31, 1999 with the cumulative total return of the Nasdaq Composite Index and the Dow Jones Internet Services Index during the same period. The graph shown above assumes that $100 was invested in the Company's Common Stock and in each index on November 3, 1999. In addition, the total returns for the Company's Common Stock and the indexes used assume the reinvestment of all dividends. Management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.

          Comparison of Cumulative Total Return Among Be Free, Inc.,
                          the Nasdaq Composite Index
                   and the Dow Jones Internet Services Index

                                    [GRAPH]

                                                  Cumulative Total Return
                                           -------------------------------------
                                           November 3, November 30, December 31,
                                              1999         1999         1999
                                           ----------- ------------ ------------
Be Free, Inc. ............................    $100       $151.72      $247.84
Nasdaq Composite Index....................     100        110.16       134.37
Dow Jones Internet Services Index.........     100        122.84       175.78

                                  PROPOSAL 2

               APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

   The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), currently authorizes the issuance of 75,000,000 shares of Common Stock. The Board of Directors has adopted resolutions, subject to stockholder approval, proposing that the Certificate of Incorporation be amended to increase the authorized number of shares of Common Stock to 250,000,000 shares. As of March 31, 2000, the Company had approximately 64,760,568 shares of Common Stock outstanding, approximately 733,000 shares of Common Stock reserved for future issuance upon the exercise of outstanding warrants to purchase shares of Common Stock, and approximately 6,023,648 shares of Common Stock reserved for future issuance under the Company's stock benefit plans. Based on the foregoing, as of March 31, 2000, the Company had approximately 3,482,784 shares of Common Stock authorized under the Certificate of Incorporation remaining available for other purposes.

Proposed Amendment to Certificate of Incorporation

   The Board of Directors has adopted resolutions setting forth the proposed amendment to the first paragraph of Article Fourth of the Certificate of Incorporation (the "Amendment"), the advisability of the Amendment, and a call for submission of the Amendment for approval by the Company's stockholders at the Meeting. The following is the text of the first paragraph of Article Fourth of the Certificate of Incorporation, as proposed to be amended:

    FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 260,000,000 shares, consisting of (i) 250,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), and (ii)10,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock").

Purpose and Effect of the Proposed Amendment

   The Board of Directors believes that it is in the Company's best interest to increase the number of authorized shares of Common Stock in order to give the Company additional flexibility:

  . to offer equity-based compensation as a means to attract and retain talented employees, such as through the Company's 1998 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan. The Company believes that the availability of shares of Common Stock to confer such equity awards is critical to its ability to compete successfully. See "Proposal 3--Continuance of and Amendment to 1998 Stock Incentive Plan."

  . to pursue future acquisitions of businesses or technologies if attractive opportunities arise. The Board believes that the proposed increase in the number of authorized shares of Common Stock is desirable to maintain the Company's flexibility in choosing to pay for acquisitions, in part or in full, with shares of Common Stock.

  . to maintain a reasonable stock price through future stock splits. On March 8, 2000, the Company effected a 2-for-1 stock split in the form of a stock dividend. The current number of authorized shares of Common Stock that are not outstanding or reserved for issuance is not sufficient to enable the Company to implement stock splits in the future. The Board believes that the increase in the number of authorized shares will provide the Company with the flexibility necessary to implement future stock splits without the expense of a special stockholder meeting or having to wait until the next annual meeting.

   The Board also believes that the availability of additional shares of Common Stock will provide the Company with the flexibility to issue shares for a variety of other purposes that the Board of Directors may deem advisable without further action by the Company's stockholders, unless required by law, regulation or stock market rule. These purposes could include, among other things, the sale of stock to obtain additional capital funds and other bona fide corporate purposes. In some situations, the issuance of additional shares of Common Stock could have a dilutive effect on earnings per share, and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power in the Company. In addition, depending upon the nature and terms thereof, such issuances could enable the Board to render more difficult or discourage an attempt to obtain a controlling interest in the Company or the removal of the incumbent Board and may discourage unsolicited takeover attempts which might be desirable to stockholders. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of the Company's outstanding shares, thereby diluting the interest of a party seeking to take over the Company. Furthermore, many companies have issued warrants or other rights to acquire additional shares to the holders of Common Stock to discourage or defeat unsolicited stock accumulation programs and acquisition proposals. If this amendment is adopted, more Common Stock of the Company would be available for such purposes than is currently available.

   The Board of Directors is not proposing the Amendment in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. In addition, the Amendment is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders. Finally, the Board does not currently contemplate recommending the adoption of any other amendments to the Certificate of Incorporation which could be construed to affect the ability of third parties to take over or change control of the Company. Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company. This means that current stockholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their proportionate ownership interest.

   The Board of Directors believes that the approval of the Amendment is in the best interests of the Company and its stockholders and recommends a vote FOR the approval of the Amendment.

                                  PROPOSAL 3

           CONTINUANCE OF AND AMENDMENT TO 1998 STOCK INCENTIVE PLAN

   In the opinion of the Board of Directors, the future success of the Company depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees. Under the Company's 1998 Stock Incentive Plan, the Company is currently authorized to grant options to purchase up to an aggregate of 10,109,506 shares of Common Stock to its officers, directors, employees, consultants and advisors, subject to appropriate and proportionate adjustments in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar transaction. As of March 31, 2000, there were 995,408 shares available for future grant under the 1998 Stock Incentive Plan. To ensure that sufficient shares are available for grant in the future without the expense and delay of conducting a special stockholder meeting, the Board of Directors adopted, subject to stockholder approval, an amendment that provides for automatic annual increases in the number of shares authorized for issuance thereunder. The following is the text of the first sentence of Section 4(a) of the 1998 Stock Incentive Plan, as proposed to be amended:

  4. Stock Available for Awards

     (a) Number of Shares. Subject to the adjustment under Section 8, Awards may be made under the Plan for up to 10,109,506 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), plus an annual increase to be added on each June 1 thereafter equal to the lesser of (i) the number of shares of Common Stock necessary so that the shares available for grant hereunder (and not subject to issuance under any vested or unvested option outstanding and in effect on such June 1) equals 5% of the shares of Common Stock of the Company outstanding on such June 1 and (ii) an amount determined by the Board. Notwithstanding the foregoing, the maximum cumulative number of shares available for grants of Incentive Stock Options (as defined herein) under the Plan is 50,000,000, subject to the adjustment under Section 8.

   The Board of Directors of the Company believe that this amendment to the 1998 Stock Incentive Plan is in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR this proposal.

   Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a deduction for compensation in excess of $1,000,000 paid by a public company to its chief executive officer and its four other most highly compensated executive officers. Certain performance-based compensation is excluded from this limitation. In particular, income recognized upon the exercise of stock options generally is not subject to this limitation if the options or awards were issued under a plan approved by stockholders that provides for, among other things, a limit to the number of shares that may be issued under the plan to any individual. The terms of the 1998 Stock Incentive Plan are designed to comply with Section 162(m). The adoption of the 1998 Stock Incentive Plan was originally approved by the stockholders of the Company in November 1998 and all subsequent amendments have also been approved by the stockholders of the Company. Section 162(m) of the Code requires that amendments to and the continuance of the 1998 Stock Incentive Plan must be approved by the stockholders. If the stockholders do not vote to approve the amendments and to continue the 1998 Stock Incentive Plan, the Company will not grant any further options or make any further awards under the 1998 Stock Incentive Plan.

Summary of the 1998 Stock Incentive Plan

   The principal provisions of the 1998 Stock Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the 1998 Stock Incentive Plan.

Description of Awards

   The 1998 Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights (collectively "Awards").

   Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the company). Options may not be granted for a term in excess of ten years. The 1998 Stock Incentive Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

   Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

   Other Stock-Based Awards. Under the 1998 Stock Incentive Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

Eligibility To Receive Awards

   Officers, directors, employees, consultants and advisors of the Company and any future subsidiaries are eligible to be granted Awards under the 1998 Stock Incentive Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 1998 Stock Incentive Plan may not exceed 4,000,000 shares per calendar year, subject to approval and proportionate adjustments in the event of a merger, consolidation, reorganization, recapitalization, stock dividend stock split or other similar transaction.

   As of February 29, 2000, approximately 241 people were eligible to receive Awards under the 1998 Stock Incentive Plan, including eight executive officers and five non-employee directors. The granting of Awards under the 1998 Stock Incentive Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

Administration

   The 1998 Stock Incentive Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1998 Stock Incentive Plan and to interpret the provisions of the 1998 Stock Incentive Plan. The Board has authorized the Compensation Committee to administer certain aspects of the 1998 Stock Incentive Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1998 Stock Incentive Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of

Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. Currently, the Compensation Committee has created a Committee, consisting solely of Mr. Hoffstein, which has been delegated the Compensation Committee's authority to make grants under the 1998 Stock Incentive Plan between meetings of the Compensation Committee, provided such grants are within the general parameters adopted by the Compensation Committee. If the Company undertakes any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction, appropriate and proportionate adjustments shall be made to (i) the securities reserved for issuance under the plan, (ii) the number and kind of securities subject to future grants under the plan and (iii) the number, kind and exercise price of the securities underlying options outstanding at the time of such occurrence.

   Except as otherwise provided in the applicable option agreement, all options granted under the plan shall not be transferable other than by will or the laws of descent and distribution.

   In the event of a merger or other acquisition event, the Board of Directors is authorized to provide for outstanding options or other stock-based Awards to be assumed or substituted for, by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, then the Board of Directors shall provide (i) that all unexercised options will become exercisable in full prior to the acquisition event and will terminate immediately prior to the consummation of such acquisition event or (ii) for cash payment in exchange for such options.

Amendment or Termination

   No Award may be made under the 1998 Stock Incentive Plan after ten years from November 1998, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1998 Stock Incentive Plan, except that after the date of such amendment no Award intended to comply with Section 162(m) of the Code shall become exercisable, realizable or vested unless and until such amendment shall have been approved by the Company's stockholders.

Federal Income Tax Consequences

   The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1998 Stock Incentive Plan and with respect to the sale of common stock acquired under the 1998 Stock Incentive Plan.

   The grant of an Award under the 1998 Stock Incentive Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1998 Stock Incentive Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1998 Stock Incentive Plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

   Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

   Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

   If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

   If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

   Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

   With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

   Restricted Stock Awards. A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the common stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

   Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

   Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 1998 Stock Incentive Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, and the participant's holding period and tax basis for the Award or underlying common stock.

                                  PROPOSAL 4

                  RATIFACTION OF THE APPOINTMENT OF AUDITORS

   The Board of Directors of the Company has appointed PricewaterhouseCoopers LLP, independent auditors, to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2000, and recommends that the stockholders vote for ratification of such appointment. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors, the selection of such auditors will be reconsidered by the Board of Directors. A representative of PricewaterhouseCoopers LLP, which served as the Company's auditors in fiscal 1999, is expected to be present at the Meeting to be available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

   The Board of Directors recommends that the stockholders vote FOR the ratification of PricewaterhouseCoopers LLP to serve as the Company's independent auditors for the current fiscal year.

                            ADDITIONAL INFORMATION

Annual Report on Form 10-K

   The Company's Annual Report on Form 10-K for the year ended December 31, 1999 is available without charge upon request from the Company. Requests for copies of the Annual Report on Form 10-K should be sent to the Company's Director of Investor Relations at Be Free, Inc., 154 Crane Meadow Road, Marlborough, Massachusetts 01752.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission.

   Based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during fiscal 1999, its officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements applicable to such individuals, except that (i) Thomas A. Gerace inadvertently understated his initial statement of beneficial ownership on his Form 3 by 1,810 shares of Common Stock; this omission was corrected by filing an amended report on February 14, 2000, (ii) Samuel P. Gerace, Jr. inadvertently understated his initial statement of beneficial ownership on his Form 3 by 1,810 shares of Common Stock; this omission was corrected by filing an amended report on February 14, 2000, (iii) Jeffrey Rayport inadvertently understated his initial statement of beneficial ownership on his Form 3 by 75,000 shares of Common Stock; this omission was corrected by filing an amended report on January 27, 2000, and (iv) Ellen M. Brezniak reported late on a Form 4 filed on April 10, 2000 the exercise on November 2, 1999 of an option to purchase 19,348 shares of Common Stock on November 2, 1999.

   All share numbers described herein have been retroactively adjusted for the Company's 2-for-1 common stock split on March 8, 2000.

Other Matters

   The Board does not know of any other matter which may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

   The Board hopes that stockholders will attend the Meeting. Whether or not you plan to attend, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their shares even though they have sent in their proxies.

Proposals of Stockholders for 2001 Annual Meeting

   Proposals of stockholders intended to be presented at the 2001 Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than January 2, 2001 in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, such proposals must comply with the other requirements of Rule 14a-8.

   In addition, the Company's by-laws require that the Company be given advance notice of stockholder nominations for election to the Company's Board of Directors and of other business which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). The required notice must be made in writing and delivered to or mailed and received by the Secretary at the Company's principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the required notice of stockholder nominations must be delivered or received not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting and (ii) the 10th day following the day notice of the date of the annual meeting was mailed or publicly disclosed. If a stockholder fails to provide timely notice of a proposal to be presented at the 2001 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors

                                          Gordon B. Hoffstein, Secretary
Marlborough, Massachusetts
April  , 2000

                                                                      Appendix I

                                 PROXY BY MAIL
                                                                Please mark
                                                                Your votes   [X]
                                                                Like this
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE
                          VOTED "FOR" THE  PROPOSALS
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The Board of Directors recommends vote FOR
Items 1, 2 and 3
ITEM 1-ELECTION OF DIRECTORS       WITHHELD  ITEM 2-APPROVAL OF AN                      ITEM 4-APPOINTMENT OF
Nominees:                     FOR  FOR ALL          AMENDMENT TO    FOR AGAINST ABSTAIN      INDEPENDENT       FOR  AGAINST  ABSTAIN
1.  W. Michael Humphreys      [_]  [_]              AMENDED AND     [_]   [_]     [_]        ACCOUNTANTS       [_]    [_]      [_]
2.  Kathleen L. Biro                                RESTATED
                                                    CERTIFICATE OF
                                                    INCORPORATION

WITHHELD FOR:  (Write that nominee's name    ITEM 3-APPROVAL OF
in the space provided                               CONTINUANCE     FOR AGAINST ABSTAIN
below).                                             OF, AND         [_]   [_]     [_]
                                                    AMENDMENT TO
---------------------------------------------       1998 STOCK
                                                    INCENTICE PLAN

------------------------------------------------------------------------
IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW
------------------------------------------------------------------------

---------------------------------------------------------------- COMPANY NUMBER:

                                                                  PROXY NUMBER:

                                                                 ACCOUNT NUMBER:
----------------------------------------------------------------


Signature                           Signature                         Date
          -------------------------           ------------------------    ------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

--------------------------------------------------------------------------------
                               VOTE BY INTERNET

                            QUICK***EASY***IMMEDIATE
--------------------------------------------------------------------------------

                                 COMPANY'S NAME

 .  You can now vote your shares electronically through the Internet.
 .  This eliminates the need to return the proxy card.
 . Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
------------------------------
WWW.xxxxxxxxxxx.Com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL
--------------------------

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

                 PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
                 --------------------------------------------
                                ELECTRONICALLY
                                --------------

                                 BE FREE, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           to be held on May 25, 2000

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Gordon B. Hoffstein, Stephen M. Joseph and Thomas A. Gerace, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of BE FREE, INC. (the "Company") to be held on Thursday, May 25, 2000 at 10:00 a.m. (local time) at the offices of Hale and Dorr LLP, 26th floor, Boston, Massachusetts, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" EACH OF PROPOSALS 2 THROUGH 4.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND A VOTE "FOR" EACH OF PROPOSALS 2 THROUGH 4 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

--------------------------------------------------------------------------------
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

-------------------------------         ------------------------------
-------------------------------         ------------------------------
-------------------------------         ------------------------------

DETACH CARD                             DETACH CARD

                                                                     Appendix II

                                 BE FREE, INC.

                 AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN
                 ----------------------------------------------

1.   Purpose
     -------

The purpose of this Amended and Restated 1998 Stock Incentive Plan (the "Plan") of Be Free, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations of as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.   Eligibility
     -----------

All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.   Administration, Delegation
     --------------------------

     (a) Administration by Board of Directors.  The Plan will be administered by
         ------------------------------------
the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers.  To the extent permitted by
         --------------------------------
applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees.  To the extent permitted by applicable law,
         -------------------------
the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.   Stock Available for Awards
     --------------------------

     (a) Number of Shares.  Subject to adjustment under Section 8, Awards may be
         ----------------
made under the Plan for up to 10,109,500 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), plus an annual increase to be added on each June 1, commencing on June 1, 2000, equal to the lesser of: (i) the number of shares of Common Stock necessary so that the shares available for grant hereunder (and not subject to issuance under any vested or unvested option outstanding and in effect on such June 1) equals 5% of the shares of Common Stock of the Company outstanding on such June 1 and (ii) an amount determined by the Board. Notwithstanding the foregoing, the maximum cumulative number of shares available for grants of Incentive Stock Options (as defined herein) under the Plan is $5,000,000 shares, subject to the adjustment under Section 8. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 4,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with
Section 162(m) of the Code.

5.   Stock Options
     -------------

     (a) General.  The Board may grant options to purchase Common Stock (each,
         -------
an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options.  An Option that the Board intends to be an
         -----------------------
"incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price.  The Board shall establish the exercise price at the
         --------------
time each Option is granted and specify it in the applicable option agreement.

     (d) Duration of Options.  Each Option shall be exercisable at such times
         -------------------
and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     (e) Exercise of Option.  Options may be exercised by delivery to the
         ------------------
Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an
         ---------------------
Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery;

          (4) to the extent permitted by the Board, in its sole discretion by
(i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above permitted forms of payment.

6.   Restricted Stock
     ----------------

     (a) Grants.  The Board may grant Awards entitling recipients to acquire
         ------
shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) Terms and Conditions.  The Board shall determine the terms and
         --------------------
conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.   Other Stock-Based Awards
     ------------------------

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.   Adjustments for Changes in Common Stock and Certain Other Events
     ----------------------------------------------------------------

     (a) Changes in Capitalization.  In the event of any stock split, reverse
         -------------------------
stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     (b) Liquidation or Dissolution.  In the event of a proposed liquidation or
         --------------------------
dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c) Acquisition and Change in Control Events
         ----------------------------------------

          (1)  Definitions
               -----------

               (a)  An "Acquisition Event" shall mean:

                    (i) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

                    (ii) any exchange of shares of the Company for cash,
                         securities or other property pursuant to a statutory share exchange transaction.

               (b)  A "Change in Control Event" shall mean:

                    (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange
                         Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection
                         (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

                    (ii) such time as the Continuing Directors (as defined
                         below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were

                         Continuing Directors at the time of such nomination or election; provided, however, that there shall be
                                   --------  -------
                         excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

                   (iii) the consummation of a merger, consolidation,
                         reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

          (2) Effect on Options, Restricted Stock Awards and Other Awards
              -----------------------------------------------------------

               (a) Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also
                              -------- ----
                    constitutes a Change in Control Event, the ability to exercise each Option shall be as provided in the instrument evidencing any Option or any other agreement between a Participant and the Company. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

                         Notwithstanding the foregoing, if the acquiring or
                    succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

               (b) Upon the occurrence of an Acquisition Event, subject to the effect of a Change in Control Event as set forth in the following paragraph, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

                    Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), the vesting schedule of each Restricted Stock Award shall be adjusted as provided in the instrument evidencing any Restricted Stock Award.

               (c) The Board shall specify the effect of an Acquisition Event and any Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

9.  General Provisions Applicable to Awards
    ---------------------------------------

     (a) Transferability of Awards.  Except as the Board may otherwise determine
         -------------------------
or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation.  Each Award shall be evidenced by a written instrument
         -------------
in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion.  Except as otherwise provided by the Plan, each Award
         ----------------
may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status.  The Board shall determine the effect on an
         ---------------------
Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Withholding.  Each Participant shall pay to the Company, or make
         -----------
provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) Amendment of Award.  The Board may amend, modify or terminate any
         ------------------
outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock.  The Company will not be obligated to
         -------------------------------
deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration.  The Board may at any time provide that any Options shall
         ------------
become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  Miscellaneous
     -------------

     (a) No Right To Employment or Other Status.  No person shall have any claim
         --------------------------------------
or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder.  Subject to the provisions of the applicable
         ------------------------
Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan.  The Plan shall become effective on
         -------------------------------
the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan
         -----------------
or any portion thereof at any time.

     (e) Governing Law. The provisions of the Plan and all Awards made hereunder
         -------------
shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.